CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of PIMCO ETF Trust of our report dated August 22, 2019, relating to the financial statements and financial highlights for the funds constituting PIMCO ETF Trust listed in Appendix A (the “Funds”), which appear in the Funds’ Annual Report on Form N-CSR for the year ended June 30, 2019. We also consent to the references to us on the cover page of the Statement of Additional Information and under the headings “Financial Statements” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Kansas City, Missouri

November 8, 2019

Appendix A

PIMCO ETF Trust
PIMCO 1-3 Year U.S. Treasury Index Exchange-Traded Fund
PIMCO 25+ Year Zero Coupon U.S. Treasury Index Exchange-Traded Fund
PIMCO 1-5 Year U.S. TIPS Index Exchange-Traded Fund
PIMCO 15+ Year U.S. TIPS Index Exchange-Traded Fund
PIMCO Broad U.S. TIPS Index Exchange-Traded Fund
PIMCO 0-5 Year High Yield Corporate Bond Index Exchange-Traded Fund
PIMCO Investment Grade Corporate Bond Index Exchange-Traded Fund
PIMCO Active Bond Exchange-Traded Fund
PIMCO Enhanced Low Duration Active Exchange-Traded Fund*
PIMCO Enhanced Short Maturity Active Exchange-Traded Fund
PIMCO Intermediate Municipal Bond Active Exchange-Traded Fund
PIMCO Short Term Municipal Bond Active Exchange-Traded Fund

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